                              EXHIBIT 10.7


             CLARIFICATION OF LEASE MODIFICATION AGREEMENT


               CLARIFICATION OF LEASE MODIFICATION AGREEMENT (the "Agreement"), dated as of March 24, 1992, between 46-47 ASSOCIATES, a New York partnership, having an office at 1133 Avenue of the Americas, New York, New York 10036 ("Landlord") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, having offices at 114 West 47th Street, New York, New York 10036 ("Tenant").

                         W I T N E S S E T H :

               WHEREAS, Landlord and Tenant entered into a certain lease dated as of September 10, 1987 from Landlord to Tenant (the "Lease"), a memorandum of which (the "Lease Memorandum") was recorded in Reel 1290, page 1488, in the Office of the Register of the City of New York for New York County (the "Register's Office"), demising space in the building known as 114 West 47th Street and located on the real property (the "Real Property") more particularly described in the Lease.

               WHEREAS, Landlord and Tenant subsequently entered into a certain lease modification agreement dated as of December 7, 1987 (the "Lease Modification Agreement"), a memorandum of which was recorded in Reel 1374, page 1722, in the Register's Office, pursuant to which the land bounded and described in the description attached hereto as Exhibit A (the "Additional Land") was added to, and made a part of, the Real Property;

               WHEREAS, Landlord and Tenant wish to acknowledge their mutual understanding and agreement that the land which is described in Exhibit B attached hereto (the "Excluded Land"), although adjacent to both the Real Property and the Additional Land, does not constitute a part of, nor is it, in any way included within, the Real Property or the Additional Land and that the Excluded Land is not, therefore, subject to, or encumbered by, either the Lease, the Lease Memorandum or the Lease Modification Agreement.

               NOW, THEREFORE, in consideration of the sum of Ten
Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby mutually acknowledge their understanding and agreement as follows:

               1. The Excluded Land does not constitute a portion of, nor is it included within, any of the parcels of land comprising, either the Real Property or the Additional Land and is not, therefore, subject to, or encumbered by, the Lease, the Lease Memorandum or the Lease Modification Agreement.

               2. Except as specifically set forth in this Agreement, all of the terms, covenants and conditions of the Lease, the Lease Memorandum and the Lease Modification Agreement are and shall remain in full force and effect and are hereby ratified and confirmed.

               3. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

               IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                       46-47 ASSOCIATES
                                             (Landlord)


                                       By: D. Durst
                                          ------------------------


                                       UNITED STATES TRUST COMPANY
                                         OF NEW YORK
                                            (Tenant)


                                       By: F.S. Wonham
                                          ------------------------

                                                               EXHIBIT A
                                                               ---------



                        DESCRIPTION OF ADDITIONAL LAND
                        ------------------------------

               ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

               BEGINNING at a point in the center line of block distant 350'-0" west of the westerly line of Avenue of the Americas and 100'-5" north of the northerly line of West 46th Street:

               1) Running thence northerly, parallel with the westerly line of Avenue of the Americas, 14'- 1 1/4";

               2) Thence easterly, parallel with the northerly line of West 46th Street, 25'-0";

               3) Thence southerly, parallel with the westerly line of Avenue of the Americas, 14'-1 1/4", to a point in the center line of block;

               4) Thence westerly, along the center line of block, parallel with the northerly line of West 46th
                    Street, 25'-0", to the point or place of BEGINNING.

               Said premises being part of Lot 46 in Section 4, Block 999, and being the same parcel of land conveyed by Landlord to 1133 Building Corp. by deed dated December 7, 1987 and recorded December 24, 1987 in Reel 1338, page 2163.

                                                               EXHIBIT B
                                                               ---------



                      DESCRIPTION OF EXCLUDED LAND
                      ----------------------------

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the County, City and State of New York, more particularly bounded and described as follows:

BEGINNING at a point on the southerly side of 47th Street distant 437 feet 6 inches easterly from the corner formed by the intersection of the southerly side of 47th Street with the easterly side of 7th Avenue;

THENCE southerly and parallel with the easterly side of 7th Avenue 100 feet 5 inches to the centerline of the block;

THENCE easterly along said centerline of the block and parallel with the southerly side of West 47th Street, 12 feet 6 inches;

THENCE northerly and parallel with the easterly side of 7th Avenue 14 feet 1-1/4 inches;

THENCE easterly again parallel with the southerly side of West 47th Street, 25 feet;

THENCE northerly and again parallel with the easterly side of 7th Avenue 86 feet 3-3/8 inches (actual), 86et 3-3/4 inches (deed) to the southerly side of West 47th Street;

RUNNING THENCE westerly along the southerly side of West 47th Street, 37 feet 6 inches to the point or place of BEGINNING.

           CLARIFICATION OF RIGHT OF FIRST REFUSAL AGREEMENT


               CLARIFICATION OF RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement"), made as of the 24th day of March, 1992, between 1133 BUILDING CORP., a New York corporation, having offices at 1133 Avenue of the Americas, New York, New York 10036 ("Owner") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, having offices at 114 West 47th Street, New York, New York 10036 ("Tenant").

                          W I T N E S S E T H :

               WHEREAS, Owner owns the land described in Exhibit A attached hereto (the "Land");

               WHEREAS, Owner has leased the Land to 46-47 Associates ("Landlord") under that certain lease dated as of December 29, 1986 (the "Ground Lease"), a memorandum of which was recorded on January 30, 1987, in Reel 1183, page 393, in the Office of the Register of the City of New York for New York County (the "Register's Office");

               WHEREAS, Tenant is the tenant under that certain lease, dated as of September 10, 1987 from Landlord to Tenant (the "Lease"), a memorandum of which was recorded in Reel 1290, page 1488 in the Register's Office, demising space in the new building now known as 114 West 47th Street and located on the Land (the "Building");

               WHEREAS, Owner and Tenant also entered into a certain right of first refusal agreement dated as of September 10, 1987 (the "Right of First Refusal Agreement") which was recorded in Reel 1290, page 1501, in the Register's Office, pursuant to which Owner gave Tenant a "right of first refusal" with respect to the Land and Owner's reversionary interest in the Building;

               WHEREAS, Landlord, by deed dated December 7, 1987, conveyed that certain parcel of real property described in Exhibit B attached hereto (the "Additional Land") to Owner and which Additional Land was then leased by Owner to Landlord pursuant to a certain lease modification agreement dated December 7, 1987 modifying the Ground Lease (the "Ground Lease Modification Agreement") which was recorded on December 24, 1987 in Reel 1338, page 2166 in the Register's Office, so that the Additional Land now constitutes a portion of the Land;

               WHEREAS, Owner and Tenant subsequently entered into a certain modification of right of first refusal agreement dated as of December 7, 1987 (the "Modification of Right of First Refusal Agreement") which was recorded on March 8, 1988 in Reel 1374, page 1733, in the Register's Office, pursuant to which the Additional Land was made subject to the Right of First Refusal Agreement; and

               WHEREAS, Owner and Tenant wish to acknowledge their mutual understanding and agreement that the land which is described in Exhibit C attached hereto (the "Excluded Land") does not constitute a part of, nor is included within, the Land or the Additional Land and is therefore not subject to, or encumbered by, either the Right of First Refusal Agreement or the Modification of Right of First Refusal Agreement.


               NOW, THEREFORE, in consideration of the sum of Ten
Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Owner and Tenant hereby mutually acknowledge their understanding and agreement as follows:

               1. The Excluded Land does not constitute a portion of, nor is it included within, any of the parcels of land constituting, the Land or the Additional Land and is not, therefore, subject to, or encumbered by, the Right of First Refusal Agreement or the Modification of Right of First Refusal Agreement.

               2. Except as specifically set forth in this Agreement, all of the terms, covenants and conditions of the Right of First Refusal Agreement and the Modification of Right of First Refusal Agreement shall remain in full force and effect and are hereby ratified and confirmed.

               3. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

               IN WITNESS WHEREOF, Owner and Tenant have executed this Agreement as of the day and year first above written.



                                             1133 BUILDING CORP.
                                                         (Owner)


                                             By: D. Durst
                                                ------------------------
                                                Name:
                                                Title:

                                             UNITED STATES TRUST COMPANY
                                               OF NEW YORK
                                                                (Tenant)

                                             By: F.S. Wonham
                                                ------------------------
                                                Name:
                                                Title:

                                                               EXHIBIT A
                                                               ---------



                          DESCRIPTION OF LAND
                          -------------------


Parcel A
- --------

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, County of New York, State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of West 47th Street distant 193 feet 9 inches westerly from the corner formed by the intersection of the southerly side of West 47th Street and the westerly side of Avenue of the Americas;

THENCE running westerly along the southerly side of West 47th Street, 131 feet 3 inches to a point distant 475 feet easterly from the easterly side of 7th Avenue;

THENCE running southerly parallel with the easterly side of 7th Avenue and part of the way through a party wall, 100 feet 5 inches to the center line of the block;

THENCE running westerly along the center line of the block, 25 feet to a point;

THENCE running southerly parallel with the westerly side of Avenue of the Americas, 100 feet 5 inches to the northerly side of West 46th Street;

THENCE running easterly along the northerly side of West 46th Street, 125 feet to a point distant 225 feet westerly from the westerly side of the Avenue of the Americas;

THENCE running northerly and parallel with the Avenue of the Americas, 100 feet 5 inches to the center line of the block;

THENCE easterly along said center line of the block, 31 feet 3 inches to a point in a line drawn parallel with the Avenue of the Americas and distant 193 feet 9 inches westerly therefrom;

THENCE northerly parallel with the Avenue of the Americas, 100 feet 5 inches to the southerly side of West 47th Street, at the point or place of Beginning.

Said premises all being located in Section 4, Block 999 and being known as:

114-116 West 47th Street                                    Lot 41
118 West 47th Street                                        Lot 42
120-122 West 47th Street                                    Lot 43
124-126 West 47th Street                                    Lot 45
121-127 West 46th Street                                    Lot 19
117-119 West 46th Street                                    Lot 22

                                                               EXHIBIT B
                                                               ---------



                     DESCRIPTION OF ADDITIONAL LAND
                     ------------------------------


               ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

               BEGINNING at a point in the center line of block distant 350'-0" west of the westerly line of Avenue of the Americas and 100'-5" north of the northerly line of West 46th Street:

               1) Running thence northerly, parallel with the westerly line of Avenue of the Americas, 14'- 1 1/4";

               2) Thence easterly, parallel with the northerly line of West 46th Street, 25'-0";

               3) Thence southerly, parallel with the westerly line of Avenue of the Americas, 14'-1 1/4", to a point in the center line of block;

               4) Thence westerly, along the center line of block, parallel with the northerly line of West 46th
                    Street, 25'-0", to the point or place of BEGINNING.

               Said Additional Land being part of Lot 46 in Section 4, Block 999 and being the same parcel of land conveyed by Landlord to 1133 Building Corp. by deed dated December 7, 1987 and recorded December 24, 1987 in Reel 1338, page 2163.

                                                               EXHIBIT C
                                                               ---------



                      DESCRIPTION OF EXCLUDED LAND
                      ----------------------------


ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the County, City and State of New York, more particularly bounded and described as follows:

BEGINNING at a point on the southerly side of 47th Street distant 437 feet 6 inches easterly from the corner formed by the intersection of the southerly side of 47th Street with the easterly side of 7th Avenue;

THENCE southerly and parallel with the easterly side of 7th Avenue 100 feet 5 inches to the center line of the block;

THENCE easterly along said centerline of the block and parallel with the southerly side of West 47th Street, 12 feet 6 inches;

THENCE northerly and parallel with the easterly side of 7th Avenue 14 feet 1-1/4 inches;

THENCE easterly again parallel with the southerly side of West 47th Street, 25 feet;

THENCE northerly and again parallel with the easterly side of 7th
Avenue, 86 feet 3-3/8 inches (actual), 86 feet 3-3/4 inches (deed) to the southerly side of West 47th Street;

RUNNING THENCE westerly along the southerly side of West 47th Street, 37 feet 6 inches to the point or place of BEGINNING.

                     TERMINATION OF ANNEX AGREEMENT


               AGREEMENT, dated as of March 24, 1992, between 46-47 Associates, a New York partnership, with offices at 1133 Avenue of the Americas, New York, New York 10036 ("Landlord") and United States Trust Company of New York, a New York banking corporation, having offices at 114 West 47th Street, New York, New York 10036 ("Tenant")

               WHEREAS, Landlord and Tenant are landlord and tenant under that certain lease of premises dated as of September 10, 1987, a memorandum of which was recorded in Reel 1290, page 1488, in the office of the City Register of the County of New York (the "Register's Office"), covering the premises more particularly described in the lease, and which lease was modified by (a) that certain lease modification agreement (the "Modification Agreement") dated as of December 7, 1987 and recorded in Reel 1374, page 1722, in the Register's Office and (b) that certain Confirmation and Clarification Agreement (the "Clarification Agreement") dated as of March 10, 1992 (the lease, as modified by the Modification Agreement and clarified by the Clarification Agreement is hereinafter referred to as the "Lease");

               WHEREAS, Landlord and Tenant entered into that certain letter agreement dated September 10, 1987 and recorded in Reel 1290, page 1513, in the Register's Office, which letter agreement was modified by that certain Modification of Annex Agreement (the "Annex Modification") dated as of December 7, 1987 and recorded in Reel 1374, page 1727, in the Register's Office (the letter agreement, as modified by the Annex Modification, is hereinafter referred to as the "Annex Agreement");

               WHEREAS, pursuant to the Annex Agreement, Landlord granted to Tenant, and Tenant accepted, certain rights to acquire certain leasehold estates and interests in certain real property, located in Section 4, Block 999, part of Lot 46 and known as 128-130 West 47th Street, New York, New York, and more particularly described in the Annex Agreement, and the improvements to be constructed thereon (the "Annex Property"), and to add the Annex Property to the premises already demised under the Lease, pursuant to, and in compliance with, the terms and provisions of the Annex Agreement and the Lease;

               WHEREAS, the effectiveness of Tenant's rights to acquire the subject leasehold estates and interests remains conditional upon the future occurrence of certain events (the "Required Events") specified in the Annex Agreement; and

               WHEREAS, each of Landlord and Tenant wishes to terminate and cancel the Annex Agreement and to wholly (a) surrender their respective rights created thereby and (b) release each other from their respective obligations thereunder.

               NOW, THEREFORE, in consideration of the sum of Ten
Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

               1. Tenant hereby surrenders to Landlord, effective as of the above date (hereinafter, the "Cancellation Date"), (a) the Annex Agreement, (b) any and all rights of Tenant created thereunder (the "Rights") and (c) any and all present and future estates and interests in and to the Annex Property created thereby (the "Estates and Interests"), so that (i) the Rights are rendered null, void and of no further force or effect, (ii) the Estates and Interests are hereby wholly extinguished, and (iii) the Annex Agreement, and any term thereof, shall expire as of the Cancellation Date with the same force and effect as if the Annex Agreement had expired pursuant to its terms.

               2. Tenant hereby covenants that (a) nothing has been done or suffered by Tenant whereby the Annex Agreement, the Rights or the Estates and Interests have been encumbered in any way whatsoever,
(b) Tenant has not taken any action which could limit its right to cancel and terminate the Annex Agreement and had good right to surrender the Annex Agreement and (c) no one, other than Tenant, has acquired, through or under Tenant, any right, title or interest in, or to, the Annex Agreement, the Rights or the Estates and Interests.

               3. Landlord hereby accepts said surrender, and in consideration thereof and of the acceptance thereof by Landlord, Tenant and Landlord do hereby mutually release each other, and their respective successors and assigns, of and from all claims, demands, actions, and causes of action of every kind and nature whatsoever arising out of the Annex Agreement.

               4. Simultaneously herewith, Landlord and Tenant shall execute, acknowledge and deliver all filings and affidavits (including, but not limited to, an appropriately completed New York State Real Property Transfer Gains Tax Affidavit and an appropriately completed New York City Real Property Transfer Tax Return) required for the recordation of this Agreement in the Register's Office. In the event any of the taxes provided for under Article 31-B-New York State Real Property Transfer Gains Tax, Article 31-New York State Real Estate Transfer Tax and/or New York City Real Property Transfer Tax are imposed upon the termination of the Annex Agreement or the recordation of this instrument, Landlord agrees to be fully liable for, and shall pay, any such taxes, subject to any statutory rights of contest or other rights provided for under such tax statutes.

               5. The representations, warranties and covenants contained in this Agreement shall survive and inure to the benefit and be binding upon Landlord and Tenant and their respective successors and assigns.

               6. All prior agreements and understandings between the parties hereto, but solely with respect to the Annex Agreement, are merged herein. This Agreement shall not be modified or terminated orally.

               7. Anything in any of the foregoing to the contrary notwithstanding, Landlord and Tenant each hereby acknowledge and agree that this Agreement does not, and shall not, modify, amend, supplement or, in any way, affect the Lease and each of Landlord and Tenant hereby
(a) ratifies and confirms each and every term, provision, covenant and condition in the Lease and (b) agrees that the Lease remains in full force and effect and that each of Landlord and Tenant remains fully bound thereby and obligated thereunder.

               IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                            46-47 ASSOCIATES,
                                              Landlord


                                             By: D. Durst


                                             UNITED STATES TRUST COMPANY
                                               OF NEW YORK,
                                               Tenant



                                               By:  F.S. Wonham

               AGREEMENT dated as of March 24, 1992 among 46-47 Associates ("Associates"), a New York partnership, having an office at 1133 Avenue of the Americas, New York, New York, 1133 Building Corp. ("1133"), a New York corporation, having an office at 1133 Avenue of the Americas, New York, New York and United States Trust Company of New York, a New York banking corporation, having offices at 114 W. 47th Street, New York, New York ("Trust").

               Reference is made to that certain (a) Grant of Easement and Zoning Lot and Development Agreement ("ZLDA") by and among Associates and 1133, (b) Indenture (the "Indenture") by and among Associates, 1133 and David Puchall, an individual having an office at 132 W. 47th Street, New York, New York, both dated of even date herewith and copies of which are attached hereto, and (c) lease ("Lease") between Associates, as landlord, and Trust, as tenant, demising office space at the building (the "Building") commonly known as 114 W. 47th Street, New York, New York.

               Pursuant to the ZLDA, Owner, as defined therein, has granted an easement for light and air to Lessee, also as defined therein, over its property located at 130 W. 47th Street, New York, New York (the "Property") and which is adjacent to the Building) for the benefit of the Building and has further agreed to be bound by certain restrictions and limitations on the use and enjoyment of the Property, all of which are binding upon Owner and Owner's successors and assigns.

               Pursuant to the Indenture, Associates is conveying the Property, which is the subject of, and is encumbered by, the ZLDA, to David Puchall, who is taking the Property as encumbered by the ZLDA and by certain additional restrictions on the use and enjoyment of the Property contained in the Indenture.

               Pursuant to the Lease, Trust occupies a significant amount of office space in the Building giving it an interest in the use, appearance and potential development of the Property and the maintenance of the aforementioned easement by Puchall, his successors and assigns (collectively, "Puchall").

               1133 is owned and controlled by entities affiliated with Associates and therefore has a common interest in executing this Agreement.

               Accordingly, the parties hereby agree as follows:

               1. At any time during the term of the Lease and provided Trust is not then in material default under the Lease beyond the expiration of any applicable notice and grace periods, Trust may give notice (the "Notice") to Associates in accordance with the notice provisions of the Lease which Notice shall set forth in reasonable detail the manner(s) in which Trust believes that Puchall is in material default of his obligations under the ZLDA and/or the Indenture.

               2. Unless Associates notifies Trust of its disagreement with Trust's notification within five (5) days after its receipt thereof, Associates (or 1133) shall promptly thereafter, at its own cost and expense, proceed with due diligence and continuity, to enforce its rights against Puchall under the ZLDA and/or the Indenture, as applicable. If Associates shall fail to so proceed, Trust, upon notice to Associates, and Associates' continued failure to do so for an additional period of five (5) days after receipt of such notice, may proceed, in the name of Associates and at Associates' cost and expense, to enforce such rights. Associates agrees to cooperate with Trust with respect to any proceeding so commenced by Trust.

               3(a) If Associates disagrees with Trust's contention under the Notice, it shall give written notice of such dispute specifying the reasons therefor to Trust within said five (5) day period and thereafter, such dispute shall be resolved by arbitration in accordance with the provisions of Article 30 of the Lease.

               3(b) Anything to the contrary in the foregoing Section 3(a) notwithstanding, if the parties shall resort to arbitration, as provided for hereinabove, Trust may, at any time before (but only after receipt of the notice from Associates provided for in Section 3(a) above) or during the course of the arbitration process, but prior to the rendering of decision by the arbitrator(s), exercise the rights provided for in Section 2 hereof, but at Trust's sole cost and expense, and Associates will cooperate with Trust, also as provided in Section 2 hereof. Trust's exercise of such rights will not however cause a termination of the arbitration process and the decision by the arbitrator(s), with respect to the initial dispute as provided for in
Section 3(a) above, shall take into account the actions taken by Trust and any monetary award granted by such arbitrator(s) to either party shall reflect the result of such exercise, including the repayment by Associates to Trust of monies expended by Trust in enforcing the aforementioned rights under the ZLDA or the Indenture, as applicable, unless the arbitrators shall provide to the contrary.

               4. Any and all rights of Trust hereunder shall terminate and be null and void upon the termination of the Lease.

               5. The parties hereto agree that the terms and provisions of this Agreement shall, upon request of Trust, be incorporated into a formal modification of the Lease to be entered into by the parties on a date subsequent hereto, a memorandum of which shall be recorded in the office of the Register of the City of New York for New York County.

               6. This Agreement may not be recorded unless and until all the parties hereto have previously agreed in writing to such recording.

               7. Subject to the provisions of Section 4 hereof, the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, Associates, 1133 and Trust, and their respective successors and assigns.

               IN WITNESS WHEREOF, Associates, Trust and 1133 have executed this Agreement as of the day first above written.


                                          46-47 ASSOCIATES



                                          By: D. Durst
                                             ---------------------------
                                              a partner


                                          UNITED STATES TRUST COMPANY OF
                                            NEW YORK



                                          By: F.S. Wonham
                                             ---------------------------


                                          1133 BUILDING CORP.



                                          By: D. Durst
                                             ---------------------------

                           GRANT OF EASEMENT
                                  AND
                  ZONING LOT AND DEVELOPMENT AGREEMENT


         WHEREAS 46-47 ASSOCIATES ("Owner"), a New York partnership, having an address c/o The Durst Organization, Inc., 1133 Avenue of the Americas, New York, New York 10036 is the owner of certain land, with the buildings and improvements thereon, known as 130 West 47th Street, New York, New York, more particularly described in Schedule A annexed hereto (said land being herein called the "Owner's Land"; said buildings and improvements, together with any replacements thereof, being herein called the "Owner's Building"; and said land and buildings and improvements being herein called the "Owner's Property");

         WHEREAS 46-47 ASSOCIATES is also (a) the lessee ("Lessee") under that certain ground lease, dated as of December 29, 1986, as amended (a memorandum of which was recorded in reel 1183, page 393, in the office of the Register of the City of New York for New York County) with 1133 BUILDING CORP. as lessor (the "Lessor") of the land and (b) the owner of the land and the owner of the buildings and improvements thereon, known as 114 West 47th Street, New York, New York, more particularly described in Schedule B annexed hereto (said land being herein called the "Development Land"; said buildings and improvements, with any further replacements thereof or additions thereto, being herein called the "Development Building"). The Development Land and the Development Building are herein collectively called the "Development Property". Owner's Land and the Development Land are herein sometimes collectively referred to as the "Parcels" and each individually as a "Parcel".

         WHEREAS Owner, with others, executed and delivered a Declaration of Zoning Lot Restrictions (the "Declaration"), as defined in Section 12-10 of the Zoning Resolution, dated of even date and recorded on April 20, 1987 in the office of the Register of the City of New York, New York County in Reel 1218, Page 1437, combining the Owner's Land and the Development Land (and other adjoining properties) into a single zoning lot (the "Combined Zoning Lot")

         WHEREAS the Development Building contains more floor area ("Floor Area "), as that term is defined in the present Zoning Resolution of the City of New York, as the same may be amended from time to time (the "Zoning Resolution"), than is now available for use under the "floor area ratio" limitation contained in the present Zoning Resolution for the Development Land as an independent "zoning lot", Lessee previously utilized the procedure available under the Zoning

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
Resolution for combining the Development Land and the Owner's Land into a single "zoning lot" for the purpose of determining compliance by the Development Building with such limitation;

         WHEREAS such procedure made available to Lessee for such purpose all or a portion of (i) the currently unused Floor Area ("Unused Floor Area") and (ii) the currently unused development rights ("Unused Development Rights") available to the Owner's Property under the Zoning Resolution (such Unused Floor Area and Unused Development Rights being collectively called the "Excess Zoning Rights") and Owner made such Excess Zoning Rights available for development of the Development Property; and

         NOW, THEREFORE, Owner, Lessee and Lessor agree as follows:


                               ARTICLE I
                        [Intentionally Omitted]


                              ARTICLE II
                GRANT OF EASEMENT AND DEVELOPMENT RIGHTS


         Section 2.1. Owner hereby grants a perpetual easement for light and air over the Owner's Property for the benefit of the Development Property (the "Easement") and for this purpose Owner hereby covenants and agrees that no structure or improvement on Owner' Land (including any addition to or extension of Owner's Building) shall, except as expressly provided for herein, hereafter be erected upon Owner's Land and no equipment shall be installed on the roof of Owner's Building to an elevation (above the Datum Level used by the Topographical Bureau, Borough of Manhattan, which is 2.75 feet above the United States Coast and Geodetic Survey Datum, mean sea level, Sandy Hook, New Jersey) exceeding the elevation of the level of the roof of Owner's Building as it now exists (the "Height"). Upon Lessee's request, the parties shall supplement this Agreement with a statement of the Height, as per an accurate survey, in recordable form. The foregoing shall not be deemed to prohibit or restrict the replacement or continued maintenance on or above the roof of Owner's Building of any existing parapet, bulkhead, elevator shaft, water tower, antenna (or similar device), chimney, pipe, ladder, fire escape or other item of building mechanical equipment in its present location on the roof of Owner's Building to a height not to exceed the currently existing height thereof, provided, however, that each such replacement shall be designed and constructed wholly within the present location of the item being replaced so as not to interfere with the Easement or diminish the Excess Zoning Rights. Owner's right to replace Owner's Building after demolition or casualty shall be as set forth in Section 4.2 below.

         Section 2.2. Owner hereby transfers and conveys to Lessee all the Excess Zoning Rights and consents to Lessee's incorporation of the Unused Floor Area into the Development Building and Lessee's utilization of the Excess Zoning Rights to develop the Development Land. Owner shall retain all rights in and to the existing Floor Area of the Owner's Building, and Lessee shall have no rights thereto. Owner covenants and agrees that no building or other improvements shall be constructed or allowed to exist on either the Owner's Land or the Owner's Building, and no reconstruction, repair, alteration or rebuilding of the Owner's Building shall be made or suffered to exist, which will result in the improvements on Owner's Land having (a) a total Floor Area on the ground floor ("the Footprint Area") in excess of the present Floor Area of the Footprint Area, or (b) a total Floor Area in excess of the present Floor Area of Owner's Building. Lessee shall have the right to use all Unused Floor Area and Excess Zoning Rights at any time available to the Combined Zoning Lot, subject to the foregoing reservation by Owner.


                              ARTICLE III
                CONSTRUCTION ON THE COMBINED ZONING LOT


         Section 3.1. Owner and Lessee each acknowledge that the location and design of any building or other structure now or hereafter constructed or located on the Parcels may adversely affect the right of the other to maintain the then existing improvements on its Parcel. Neither Owner nor Lessee shall construct (or file an application with any governmental authority to construct) or permit to exist on its Parcel a building or other structure which would adversely affect the right of the other party to maintain the Floor Area contained in the then existing building that is located on its Parcel or the right of Lessee to use any then available Excess Zoning Rights. Accordingly, the party hereafter seeking to construct on the Combined Zoning Lot any improvements that require approval from the Department of Buildings of the City of New York (the "Building Department") shall submit to the Building Department a copy of this Agreement and any plans or applications affecting the Combined Zoning Lot hereafter filed with or submitted to the Building Department.

         Section 3.2. Subject to Section 3.3, construction plans and specifications and any applications to the Building Department for any building on either Parcel shall be separate and independent from those for any building on the other Parcel, and shall be so filed with the Building Department as to obtain separate "new building" and "alteration" treatment and numbers. Neither Owner nor (after the final certificate of occupancy is issued for the Development Building) Lessee shall make any application to the Building Department or any other government authority for any construction, alteration, reconstruction or other similar work in any building or other structure on its Parcel which (a) involves or could result in any increase in the Floor Area of any such building or structure beyond that permitted under the terms of this Agreement, or (b) could in any way restrict the rights of either Owner or Lessee to maintain the then existing improvements on its Parcel, unless notice of the application and of the date on which it is intended to be made and a copy of the application, together with the architectural drawings proposed to be filed in connection with the application, shall have been given to the other party at least fifteen
(15) days before the application is made. Neither Owner nor Lessee shall make any application to the Building Department or any other government authority for the demolition of any structure on its Parcel unless notice of the application and of the date on which it is intended to be made and a copy of the application shall have been given to the other party a least thirty (30) days before the application is made.
The delivery of notices, documents, and drawings between Owner or Lessee pursuant to this Section 3.2 shall be made solely for informational purposes to assist the recipient of such materials in determining the compliance of the other party with this Agreement and the consent of the other party shall not be required except as may be provided for in any ancillary documents between Owner and Lessee affecting the Owner's Property. No construction or alterations shall be undertaken by either Owner or Lessee on the Combined Zoning Lot which requires Building Department approval, unless the owner of the Parcel benefiting from it shall have procured liability insurance coverage from responsible insurance carriers, in an amount not less than $5,000,000, against the risk of physical damage to the other Parcel and the improvements thereon resulting from such construction or alterations; provided, however, that if such insurance shall not be available at commercially reasonable rates, then such owner shall be required to procure as much of such insurance as can be procured at a commercially reasonable cost.

         Section 3.3. Each party shall give the other five (5) days' notice prior to applying for any Approvals (as such term is defined in Section 3.4) relating to the Combined Zoning Lot. With respect to all

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
Approvals applied for or obtained by either party, such party shall reasonably cooperate with the other party to the end that (i) delays in and extra costs in connection with Lessee's development of the Combined Zoning Lot are reasonably minimized, (ii) there is no material adverse effect on such other party and, in particular, such development by Lessee is affected as little as possible, (iii) the architects, engineers, and expediters of both parties shall cooperate and shall coordinate their presentations of plans, specifications, applications for Approvals, etc., and (iv) each party shall be allowed to do the work provided for or allowed or contemplated hereunder. Upon the request of either party, the other party's applications for Approvals shall be in the joint names of Owner and Lessee and shall include such items relating to the development of the Combined Zoning Lot as the requesting party shall specify; provided, however, that the cost of any such joint application shall be borne entirely by the requesting party unless it includes an application inserted by the requested party, in which event such cost shall be divided equitably between Owner and Lessee.

         Section 3.4. Owner shall apply to any governmental authority for all licenses, permits, approvals, certificates, rulings, amendments, or alteration permits (collectively, the "Approvals") for the Owner's Building (i) that are prerequisites for obtaining an amended Certificate of Occupancy for the Owner's Building or (ii) that Lessee may reasonably deem necessary or desirable in connection with the utilization of the Unused Zoning Rights and any other rights to which Lessee may be entitled under this Agreement. Owner's applications for the Approvals described in clause (ii) of the first sentence of this Section 3.4 shall be at the sole cost and expense of Lessee. If Owner shall fail to file and prosecute any of such application for Approvals when requested by Lessee, Lessee may do so in Owner's name or otherwise and Owner hereby appoints Lessee as its attorney-in-fact, coupled with an interest, to sign, file, and prosecute any such applications. Owner agrees, at Lessee's sole cost and expense (including reasonable attorneys' and architects' fees), to cooperate with Lessee by giving all necessary consents in connection with the filing and prosecution of applications for the Approvals and all other governmental permits needed by Lessee and to execute such documents and applications (including, without limitation, Statement "A", and Occupied Housing Accommodations Statement, and an Altered Building Application to the extent same are consistent with this Agreement), and to furnish such information within the possession of Owner, as may be reasonably requested by Lessee.

         Section 3.5. Anything to the contrary in this Article III notwithstanding, in the event Owner wishes to effect any alterations to, or new construction upon, the Owner's Building which contemplate (a) material changes to any of the exterior facades thereof or (b) demolition of and/or replacement in whole of the Owner's Building or any material components thereof (whether or not such alterations or new construction shall fall within the parameters of Section 3.2(a) and (b) hereof), Owner shall first obtain Lessee's written consent thereto, which shall not be unreasonably withheld or delayed in each instance, and Owner shall submit, for review by Lessee, all notices, documents and drawings, provided for in Section 3.2 hereof, in the same manner as provided for in such Section 3.2 and within the time frames provided for therein in connection with applications for the demolition of any structure on Owner's Parcel. If Lessee shall refuse its consent to such alteration or new construction, Lessee shall furnish Owner with a reasonably detailed explanation for such refusal (the "objection notice") and Owner shall have the right to revise and resubmit to Lessee for its approval those items objected to by Lessee in its objection notice. Anything to the contrary in the foregoing portion of this
Section 3.5 notwithstanding, Owner shall have no obligation to obtain Lessee's consent to any replacement or restoration of Owner's Building referenced in clause (b) so long as such replacement or restoration of Owner's Building shall be, in appearance, structure and construction, reasonably comparable to the appearance, structure and construction, in existence as of the date of the agreement, of (i) the Owner's Building or (ii) the Portland Hotel, located at 132 West 47th Street, New York, New York. Owner shall, however, furnish Lessee with all notices, documents and drawings provided for herinabove in connection with the contemplated replacement or restoration for notice and informational purposes only and shall otherwise continue to be subject to all of the obligations provided for in this Article III.


                               ARTICLE IV
                             RECONSTRUCTION


         Section 4.1. In the event of any destruction or demolition of all or substantially all of either the Owner's Building or the Development Building, the following provisions of this Article IV shall apply.

         Section 4.2. If all or substantially all of the Owner's Building shall be destroyed or demolished, then, notwithstanding any other provision of this Agreement (except the restrictions in Article
II), the Floor Area which may thereafter exist on the Owner's Land may not exceed the Floor Area of the Owner's Building as it existed as of the date of this Agreement.

         Section 4.3. If all or any portion of the Development Building shall be destroyed or demolished, or if the Lessee desires to erect additions to or replacement structures for portions of the Combined Zoning Lot which are not physically located on Owner's Land, Lessee shall be entitled to utilize for such purposes all or any portion of the then unutilized Floor Area which would be permissible on and available for the Combined Zoning Lot under applicable codes and laws then in effect. Anything to the contrary in the foregoing portion of this Section 4.3 notwithstanding and as already provided for in Section
2.2 hereof, Owner shall continue to retain all rights in and to the existing Floor Area of the Owner's Building and Lessee shall have no rights thereto. In addition, nothing in this Section 4.3 shall be deemed or be construed to grant Lessee any right or interest in, or with respect to, the rights and interests of Messrs. David Puchall and Daniel Paul in and to the Reserved Unused Floor Area and the Reserved Unused Development Rights, both as provided for, and as defined in, that certain Zoning Lot and Development Agreement by and among Lessee and Messrs. Puchall and Paul, dated as of December 30, 1986 and recorded in Reel 1204, page 1601 in the office of the Register of the City of New York for New York County.

         Section 4.4. Each party shall upon request furnish to the other any and all consents and other instruments which may be required to accomplish the allocations of Floor Area provided in Sections 4.2 and
4.3. This Article IV is subject to the Zoning Resolution and other laws in effect at the time of construction of any replacement building and if the full amount of Floor Area under the provisions of this Article IV cannot be built because of such restrictions, then neither party shall have any rights against the other party for such reasons.


                                ARTICLE V
                           REAL ESTATE TAXES


         Section 5.1. The separate interests of the parties hereto require that tax assessments and tax liens concerning their respective Parcels shall continue to be separate from and independent of those concerning the other Parcels affected hereby. The parties anticipate

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
that tax assessments and tax liens for the Development Property shall be determined on a basis which incorporates in the tax lot of the Development Property the Excess Zoning Rights transferred to the
Development Property, and the parties shall execute such documents and prosecute such applications as shall be reasonable so as to accomplish such treatment.


                               ARTICLE VI
                     REPRESENTATIONS AND COVENANTS


         Section 6.1. Owner shall cooperate with Lessee so that Lessee may fully utilize the zoning rights allocated to Lessee under this Agreement, including without limitation: the obtaining of all applications for building permits, temporary and permanent certificates of occupancy and other governmental approvals for Lessee's Building; the furnishing of whatever additional documents may be required of Owner or anyone claiming under Owner in order to create, or pursuant to Article IX hereof to add additional parcels to, the Combined Zoning Lot as contemplated under this Agreement; and compliance with the requirements of the City of New York as they pertain to Owner's Parcel.

         Section 6.2. Owner shall not voluntarily appear in opposition to Lessee in any action brought, sought, or defended by Lessee before the Planning Commission of the City of New York, the Board of Estimate, the Board of Standards and Appeals, the Building Department or any other governmental agency, board, department or authority, arising out of or in connection with any proceedings (including without limitation proceedings pending before the Landmarks Preservation Commission and applications for a building permit) relating to the construction or maintenance of Lessee's Building or the utilization of the Excess Zoning Rights as herein contemplated.

         Section 6.3. Owner covenants and agrees that with respect to Owner's Parcel there will not be a new (or increase in any existing) non-conforming use or non-compliance for any zoning lot containing the Owner's Land and the Owner's Building. Owner covenants and agrees that there will be no change in the existing use of the Owner's Building and no amendment or application to amend (except an amendment showing that the Owner's Land is part of the Combined Zoning Lot) the certificate of occupancy for the Owner's Building until Lessee has (i) initially obtained a permanent certificate of occupancy for the Lessee's Building (but no later than January 1, 1994) or (ii) specifically consented in writing to such amendment or application.

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
                              ARTICLE VII
                           RETAINED OWNERSHIP


         Section 7.1. This Agreement and the Declaration are intended solely to create the Combined Zoning Lot, to regulate the rights and obligations of the parties hereto, and to impose the easements and restrictions upon the Owner's Land and the Development Land specifically set forth herein and, except as set forth herein each party hereto retains full ownership and control over its Parcel.


                              ARTICLE VIII
                          NATURE OF AGREEMENT


         Section 8.1. The parties hereto acknowledge and agree that in the event of any breach or threatened breach of this Agreement by any party, the non-defaulting party shall have the right to any remedy available at law or equity (including but not limited to injunctive relief) but neither party shall have the right to terminate this Agreement or the Declaration without the written consent of the other party. If any party incurs any legal fees or expenses arising from any other party's default in the performance of its obligation under this Agreement, such fees and expenses shall be payable to that party upon rendition of a bill or statement therefor to the other party, together with interest at a rate equal to two percent (2%) above the then Prime Rate.

         Section 8.2. Notwithstanding anything to the contrary contained herein, each party hereto shall look only to the other party's then estate in the Owner's Property (or the proceeds thereof) or the Development Property (or the proceeds thereof), as the case may be, for the satisfaction of its remedies for the collection of a judgment (or other judicial process) requiring the payment of money by the other party in the event of any default by the other party hereunder, and no other property or assets of the other party or its principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of the first party's remedies hereunder. Owner and Lessee do, however, reserve the right to the remedies of specific performance and injunction. No owner of Owner's Parcel or of Lessee's Parcel shall be liable for any breaches of this Agreement accruing after it conveys such owner's interest.

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
                               ARTICLE IX
                   ADDITIONAL PARCELS AND SUBDIVISION


         Section 9.1. Whenever requested by Lessee, and at Lessee's sole cost and expense, Owner shall execute, acknowledge and deliver one or more amendments to the Declaration and this Agreement, and shall execute, acknowledge and deliver such other instruments as may be required, for the purposes of enlarging or expanding the Combined Zoning Lot covered by the Declaration to include one or more additional parcels (including without limitation Lot 17 in Section 4, Block 999 of the tax map of the City, County, and State of New York) designated by Lessee.
By the execution of this Agreement, Owner gives its consent to any and all enlargements or expansions of the Combined Zoning Lot. The rights and obligations of Owner regarding any past or future enlarged or expanded Combined Zoning Lot shall be as if such additional parcel or parcels were part of Lessee's Parcel and in no event shall Owner gain any development and other zoning rights by reason of any past or future addition of such additional parcel or parcels. Lessee shall have discretion as to the allocation and restriction of the use of the Floor Area and Development Rights of Lessee's Parcel and each such additional parcel among Lessee's Parcel and each such additional parcel among Lessee's Parcel and such additional parcels. Lessee shall furnish Owner with such documents as Owner may reasonably require in order to be assured that the enlargement or expansion of the Combined Zoning Lot is consistent with Owner's obligations under this Section. Owner shall not be required to execute any document or take any other step pursuant to this Section 9.1 if Owner's rights would be materially diminished thereby; provided, however, that no change or increase in size, configuration, or Floor Area of the Development Building by reason of the enlargement or expansion of the Combined Zoning Lot shall be deemed to diminish Owner's rights.

         Section 9.2. Owner and its successors and assigns and all other "parties in interest" (as such term is defined in the Zoning Resolution) who have executed this Agreement or have waived rights to execute this Agreement hereby consent and agree that any subsequent agreement or declaration which either enlarges or diminishes the Combined Zoning Lot may be executed by Lessee without the further joining, waiver, consent or other act of Owner or such "parties in interest" and their successors and assigns shall execute and deliver all necessary consents and further documents to carry out the purpose of this Agreement. Owner hereby agrees, upon request of Lessee, to

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
execute, acknowledge and deliver to Lessee such instruments as may reasonably be required by Lessee to effect any enlargement or expansion of the Combined Zoning Lot, provided that such instruments do not require the demolition or alteration of any building or improvements then on Owner's Land. If an interest attaches to Owner's Land subsequent to the date hereof which would otherwise confer upon the holder of such interest the status of a "party in interest", then the holder of such interest shall not be considered a "party in interest" and any modification, amendment or termination of this Agreement or the Declaration entered into for the purposes of enlarging, expanding or subdividing the Combined Zoning Lot or for the purpose of modifying or terminating the provisions of this Agreement or the Declaration as they affect the Combined Zoning Lot or any enlarged, expanded or diminished Combined Zoning Lot may be executed without the joinder, waiver or other act of the holder of such interest and such party, if it is determined to be a "party in interest", shall be deemed to have waived its rights pursuant to Section 12-10 of the Zoning Resolution (or any successor provision) to execute such document. Such party further covenants to promptly execute, acknowledge and deliver such other and further documents as may be reasonably required, from time to time, to effect the provision of this Section. Owner shall not be required to execute any document or take any other step pursuant to this Section 9.2 if Owner's rights would be diminished materially thereby; provided, however, that no change or increase in the size, configuration, or Floor Area of Lessee's Building by reason of the enlargement or expansion of the Combined Zoning Lot shall be deemed to diminish Owner's rights.

         Section 9.3. Lessee shall have the right to subdivide the Combined Zoning Lot (but not Owner's Property) to the extent permitted by the Zoning Resolution and other applicable law, provided by the subdivision shall be subject to this Agreement and shall not in any way diminish the rights of Owner. Lessee shall not apply for any such subdivision without first, at least thirty (30) days prior to the application, furnishing Owner with: (i) a copy of the application, and
(ii) the opinion of an architect, licensed in New York State and familiar with New York City zoning requirements, addressed to Owner, stating the zoning consequences of the subdivision and concluding that the subdivision will not diminish Owner's rights under this Agreement. To the extent that Lessee is entitled, under this Section, to subdivide the Combined Zoning Lot, Owner shall cooperate with Lessee, provided that Owner incurs neither expense nor liability thereby.

         Section 9.4. Owner shall have the right to subdivide Owner's Parcel to the extent permitted by the Zoning Resolution and other applicable law, provided that the subdivision shall be subject to this Agreement and shall not in any way diminish the rights of Lessee. Owner shall not apply for any such subdivision without first, at least thirty
(30) days prior to the application, furnishing Lessee with: (i) a copy of the application, and (ii) the opinion of an architect, licensed in New York State and familiar with New York City zoning requirements, addressed to Lessee, stating the zoning consequences of the subdivision and concluding that the subdivision will not diminish Lessee's rights under this Agreement. To the extent that Owner is entitled, under this Section, to subdivide Owner's Parcel, Lessee shall cooperate with Owner, provided that Lessee incurs neither expense nor liability thereby.


                               ARTICLE X
                         ESTOPPEL CERTIFICATES


         Section 10.1. Lessee shall furnish from time to time, upon twenty (20) days' notice from Owner, a written statement, setting forth:
(i) whether this Agreement is in full force and effect; (ii) the extent to which this Agreement has been modified by instruments not of record;
(iii) the extent to which Lessee has served any written notice of default under this Agreement, which default remains uncured; and (iv) that the statement may be relied upon by any designee specified by Owner in its request.

         Section 10.2. Owner shall furnish from time to time, upon twenty (20) days' notice from Lessee, a written statement setting forth:
(i) whether this Agreement is in full force and effect; (ii) the extent to which this Agreement has been modified by instruments not of record;
(iii) the extent to which Owner has served any written notice of default under this Agreement, which default remains uncured; and (iv) that the statement may be relied upon by any designee specified by Lessee in its request.

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
                               ARTICLE XI
                             MISCELLANEOUS


         Section 11.1. This Agreement cannot be changed or terminated orally but only by written instrument signed by the party against whom enforcement thereof is sought.

         Section 11.2. All of the grants, interests, covenants, agreement and conditions contained in this Agreement: (a) shall be construed as and deemed for all purposes to be covenants and restrictions running with the lands, buildings and improvements affected; (b) shall, subject to the preceding provisions of this Agreement, inure to the benefit of and be binding upon each party to this Agreement and its successors and assigns, including, without limitation, Lessor as the owner of (i) the Development Land and (ii) a reversionary interest in the Development Building; and (c) shall, to the extent rights hereunder are assigned to the holder of any mortgages encumbering any of the Parcels or any interest therein, be enforceable by any such assignee after default under any such mortgage.

         Section 11.3.  The Article headings are inserted for
convenience only and shall not affect the construction of this Agreement.

         Section 11.4. All notices, consents, approvals, and other communications pursuant to this Agreement shall be in writing and given by registered or certified mail, postage prepaid, return receipt requested, addressed to each party at its address hereinabove given or at such other address as either party may from time to time designate by notice to the other pursuant to this section. A copy of any notice delivered to Lessee hereunder shall be delivered to White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention: Robert M. Safron, Esq. or any other attorneys designated by Lessee by notice to Owner pursuant to this Section. A copy of any notice delivered to Owner hereunder shall be delivered to Kaufman & Serota, P.C., 225 Broadway, Suite 1902, New York, New York 10007, Attention: Irving Serota, Esq. or any other attorneys designated by Owner by notice to Lessee pursuant to this Section.

         Whenever requested by Owner on fifteen (15) days' notice, Lessee shall also furnish copies of any of said notices to any and all fee and leasehold mortgagees of Owner's Property, as designated by Owner; whenever requested by Lessee on (15) days' notice, Owner shall furnish copies of any said notices to any and all fee and leasehold mortgagees of Lessee's Property, as designated by Lessee.

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
         Section 11.5. Except as permitted in Sections 9.3 and 9.4 hereof, neither Owner nor Lessee may subdivide its Parcel.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the 24th day of March, 1992.


         OWNER:                          46-47 ASSOCIATES



                                         By:  D. Durst
                                              A Partner


         LESSEE:                         46-47 ASSOCIATES



                                         By:  D. Durst
                                              A Partner


         LESSOR:                         1133 BUILDING CORP.



                                         By:  D. Durst
                                              Vice President

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
                                                              SCHEDULE A
                                                              ----------


                                  LAND
                                  ----

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the County, City and State of New York, more particularly bounded and described as follows:

BEGINNING at a point on the southerly side of West 47th Street distant 437 feet 6 inches easterly from the corner formed by the intersection of the southerly side of West 47th Street with the easterly side of 7th Avenue;

THENCE southerly and parallel with the easterly side of 7th Avenue 100 feet 5 inches to the centerline of the block;

THENCE easterly along said centerline of the block and parallel with the southerly side of West 47th Street, 12 feet 6 inches;

THENCE northerly and parallel with the easterly side of 7th Avenue 14 feet 1-1/4 inches;

THENCE easterly again parallel with the southerly side of West 47th Street, 25 feet;

THENCE northerly and again parallel with the easterly side of 7th
Avenue, 86 feet 3-3/8 inches (actual), 86 feet 3-3/4 inches (deed) to the southerly side of West 47th Street;

RUNNING THENCE westerly along the southerly side of West 47th Street, 37 feet 6 inches to the point or place of BEGINNING.

                                                              SCHEDULE B
                                                              ----------


ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of West 47th Street distant 193 feet 9 inches westerly as measured along said southerly side of West 47th Street from the corner formed by the intersection of said southerly side of West 47th Street with the westerly side of Avenue of Americas; and running

THENCE Westerly along and southerly side of West 47th Street, 131 feet 3 inches to a point distant 475 feet from the intersection of the southerly side of West 47th Street with the easterly side of 7th Avenue;

THENCE Southerly at right angles to the southerly side of West 47th Street, 86 feet 3-3/4 inches.

THENCE Westerly at right angles to the last preceding course, 25 feet;

THENCE Southerly at right angles to the last preceding course, 114 feet 6-1/4 inches to the northerly side of West 46 Street at a point thereon distant 450 from the intersection of the northerly side of West 46th Street with the easterly side of 7th Avenue;

THENCE Easterly along the northerly side of West 46th Street, 125 feet;

THENCE Northerly at right angles to the northerly side of West 46th Street, 100 feet 5 inches;

THENCE Easterly at right angles to the last preceding course, 31 feet 3 inches;

THENCE Northerly at right angles to the last preceding course and at right angles to southerly side of West 47th Street, 100 feet 5 inches to the southerly side of West 47th Street, the point or place of Beginning.

               THIS INDENTURE made the 24th day of March, nineteen hundred and ninety-two

BETWEEN 46-47 Associates, a New York partnership, having offices c/o The Durst Organization, Inc., 1133 Avenue of the Americas, New York, New York 10036, Grantor,

and David Puchall, an individual having an address at 132 West 47th Street, New York, New York, Grantee,

WITNESSETH, that Grantor, in consideration of Ten ($10.00) dollars, lawful money of the United States, paid by Grantee does hereby grant and release unto Grantee, the heirs or successors and assigns of Grantee forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the County, City and State of New York, more particularly bounded and described as follows:

BEGINNING at a point on the southerly side of West 47th Street distant 437 feet 6 inches easterly from the corner formed by the intersection of the southerly side of West 47th Street with the easterly side of 7th Avenue;

THENCE southerly and parallel with the easterly side of 7th Avenue 100 feet 5 inches to the centerline of the block;

THENCE easterly along said centerline of the block and parallel with the southerly side of West 47th Street, 12 feet 6 inches;

THENCE northerly and parallel with the easterly side of 7th Avenue 14 feet 1-1/4 inches;

THENCE easterly again parallel with the southerly side of West 47th Street, 25 feet;

THENCE northerly and again parallel with the easterly side of 7th
Avenue, 86 feet 3-3/8 inches (actual), 86 feet 3-3/4 inches (deed) to the southerly side of West 47th Street;

RUNNING THENCE westerly along the southerly side of West 47th Street, 37 feet 6 inches to the point or place of BEGINNING.

TOGETHER with all right, title and interest, if any, of Grantor in and to any streets and roads abutting the above described premises to the center line thereof,

TOGETHER with the appurtenances and all the estate and rights of Grantor in and to said premises,

TO HAVE AND TO HOLD the premises herein granted unto Grantee, the heirs or successors and assigns of Grantee forever (said premises and any building now or hereafter erected on all or any part thereof being herein the "Premises").

               AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

               This deed is made and accepted and the Premises conveyed hereunder on the following express conditions;

               Grantor is the owner of (a) a leasehold interest in certain land located at 114 W. 47th Street lying and being in the City, County and State of New York and being Section 4, Block 999, Lot 19 (the "Land") and (b) a fee interest in the improvements thereon (the "Improvements") and 1133 Building Corp. ("1133"), a New York corporation, is the owner of a fee estate in the Land and a reversionary interest in the Improvements;

               Grantor, Grantee and 1133 agree that the architectural character and aesthetic appeal of the Improvements contribute significantly to the cityscape and the economic vitality of the surrounding environs and whereas Grantor, Grantee and 1133 desire to maintain the character, appeal, legal compliance and economic viability of the Improvements and, in order to effect the intent of the parties hereto, to protect against the unattractive or undesirable use or operation of the Premises, Grantor, Grantee and 1133 agree that the following restrictions shall apply to the Premises conveyed hereby:

               1. During the period to and including November 30, 2014, the Premises shall be used ONLY:

             (i) as a "transient hotel" as defined in the Zoning Resolution of the City of New York (the "Zoning Resolution") (but in no event shall the premises be used as (A) an "apartment hotel" as defined in the Zoning Resolution or (B) a hotel where all or a portion thereof is rented to clients of any public or charitable agency, except, and solely to the extent, that those uses described in (A) and (B) above and which are otherwise prohibited by the terms hereof, shall be mandated by applicable law); or

            (ii) as a commercial office building which shall be operated and maintained in a manner as nearly as possible similar to the manner in which the Improvements are then being operated and maintained.

During said period no retail use (other than as a newsstand and/or "coffee shop" of the types customarily located in and associated with transient hotels located in New York City and subject to the provisions of paragraph 2 hereinbelow) shall be conducted in the street level of the Premises, without the prior written approval of the Grantor. The provision of this paragraph 1 shall expire and terminate automatically on November 30, 2014.

               2. So long as (a) Grantee, (b) any affiliate of Grantee, or (c) any entity in which Grantee or an affiliate of Grantee holds an interest, owns any interest in the real property known as 132 West 47th Street, New York, New York (Block 999, Section 4, Lot 48) and said property is used as a transient hotel, the Premises shall be used ONLY as a transient hotel in conjunction with said property and the sole means of ingress to and egress from (except for any emergency exits required by law) the Premises shall be through said property, provided, however, that in the event of an arm's length sale, conveyance or other transfer of said property to a person unrelated to, or unaffiliated with, any of the persons listed in (a), (b) or (c) of this paragraph 2, then Grantee may restore ingress to and egress from the Premises by arranging for access through the Premises with no obligation to continue such access through the property at 132 West 47th Street.

               3. Grantee shall not use (or permit to be used) the Premises or any portion thereof for any illicit or unlawful purposes, including, but not limited to:

             (i) the sale, lease, display or exhibition of magazines, posters, books, films, photographs, drawings, paintings or other printed, pictorial or representational matter primarily concerned with sexual matters and customarily sold in "adult" bookstores or stores chiefly trafficking in pornographic materials;

            (ii) the manufacture, sale, use, distribution or display of (i) any drugs or narcotics or other such "controlled substances", as such term is commonly and reasonably understood and (ii) any paraphernalia commonly associated with the use thereof;

           (iii) the operation of a massage parlor, peep show or house of prostitution or any similar related activity which may include prostitution (i.e., the performance of any sexual or sexually related actions for payment);

            (iv) for any of the purposes provided for (a) in Use Groups 1, 2, 3 and 4, as set forth in Sections 22-11, 22-12, 22-13 and 22-14 of the Zoning Resolution or (b) under the heading "Public Service Establish-ments", subsection D of Use Group 6, as set forth in

                    Section 32-15 of the Zoning Resolution or (c) under Use Groups 7, 8, 9, 10, 11, and 12, as set forth in Sections 32-16, 32-17, 32-18, 32-19, 32-20 and 32-
                    21, respectively, of the Zoning Resolution, the foregoing notwithstanding, Grantee may use the Premises for a "transient hotel", as defined in the Zoning Resolution, but under no circumstances, may Grantee use the Premises as an "apartment hotel", as defined in the Zoning Resolution, except as expressly provided for in Paragraph 1 (i) hereinabove;

             (v) for the rendition of medical, dental, psychological, psychiatric, social, counseling and other diagnostic or therapeutic services including, but not limited to, drug or alcohol dependency rehabilitative services;

            (vi) for the conduct or maintenance of any gambling or gaming activity, whether or not permitted by law (except for the sale of New York State sponsored or sanctioned lottery or "lotto" tickets);

           (vii) a check cashing operation or the conduct of a school, public auctions, employment agencies, wholesale or discount shops for sale of merchandise or a fast food restaurant; and

          (viii) for purposes of manufacturing or printing or any industrial use of any character or nature.

               4. Grantee shall not erect any signs or place any illuminations or advertisements on the exterior of the Premises or install any thereof within the Premises which are visible from the street abutting the Premises, except as may be approved in advance by Grantor in Grantor's sole and absolute discretion.

               5. Grantee shall not use, operate or alter the Premises in any manner which will affect the certificate of occupancy of the Improvements.

               6. Grantee shall not undertake any construction or alteration of the Premises which would necessitate an amendment to the certificate of occupancy of the Premises without Grantor's prior written consent.

               7. Grantee shall maintain the Premises in a quality manner so as to prevent its deterioration. This maintenance obligation shall require replacement, repair and reconstruction according to the then prevailing standards for the maintenance and operation of properties comparable to the Portland Hotel located at 132 West 47th Street in New York City.

               8. All of the foregoing restrictions and covenants shall be deemed covenants running with the land, shall bind Grantee and Grantee's successors and assigns and shall be for the benefit of, and be enforceable by, Grantor and Grantor's successors and assigns, and by 1133 (and its successors and assigns), but only upon and after the reversion back to 1133 (or its successors or assigns) of its reversionary interest in the Improvements.

               9. In the event that Grantee, or Grantee's heirs, successors and assigns, shall, at any time subsequent to the date hereof, fail to materially comply with any of the foregoing restrictions within thirty (30) days after the date Grantor gives notice thereof to Grantee (herein a "breach"), Grantor shall be immediately entitled to all of Grantor's remedies at law and equity, including, but not limited to, money damages, the right to halt or enjoin any violation of any of the foregoing provisions by temporary restraining order and/or temporary and/or permanent injunction and the right to specific performance to restore the Premises to its prior condition in conformance with the above restrictions, in any court of competent jurisdiction. In addition, if such breach shall occur within seven (7) years from the date hereof, title to the Premises, at Grantor's option, shall revert to, and vest in, Grantor. Grantor's exercise of one remedy or relief hereunder shall not have the effect of waiving or limiting any other remedy or relief, subject, however, to the above mentioned seven (7) year period, and the failure to exercise or delay in exercising any remedy shall not have the effect of waiving or limiting the use of any other remedy or relief or the use of such other remedy or relief at any other time.

              10. In the event a material breach occurs and Grantor exercises its option to have title to the Premises revert back to Grantor as set forth hereunder, Grantor shall reimburse Grantee for the unamortized actual so-called "hard costs" incurred by Grantee for the installation or renovation of new staircases and elevators in the Premises (the "Renovation Work"), provided, however, (a) Grantor shall have given its approval, not to be unreasonably withheld or delayed, to the plans and specifications and the "hard cost" estimates for the actual construction of the Renovation Work prior to Grantee's commencement thereof, (b) such hard costs which are actually incurred by Grantee are amortized on a straight line basis over a twenty year period from the date of substantial completion of the Renovation Work and (c) Grantee gives Grantor, within six (6) months of the date of substantial completion of the Renovation Work, receipted invoices for such hard costs and a certificate of Grantee's architect certifying that the hard costs were actually incurred for the Renovation Work. In addition to the foregoing, Grantor shall reimburse Grantee for the unamortized actual costs to Grantee arising from the relocation of tenants or occupants occupying units in the Premises as of the date hereof, which units are subject to any municipal, state or Federal rent control or rent stabilization law, to units or other residences outside the Premises (the "relocation costs"). The relocation costs, which shall be evidenced to Grantor's reasonable satisfaction, shall be amortized over a ten [10] year period on a straight line basis from the date the tenant being relocated shall have vacated the unit in the Premises. In no event, however, will the amount of relocation costs to be reimbursed by Grantor exceed $10,000 per apartment unit so vacated.

              11. This Indenture is subject to all the terms and provisions of that certain Grant of Easement and Zoning Lot and Development Agreement by and among Grantor and 1133 Building Corp., dated of even date and to be recorded prior to this Indenture.

               IN WITNESS WHEREOF, Grantor and Grantee have duly executed this deed as of the day and year first above written.

IN PRESENCE OF:

                                              46-47 ASSOCIATES


                                              By: Douglas Durst
                                                 -------------------
                                                 ,a general partner


                                                  David Puchall
                                                ____________________
                                                  DAVID PUCHALL


AGREED TO AS TO THE
PROVISIONS AFFECTING IT:

1133 BUILDING CORP.


By: Douglas Durst
   ---------------
    Vice President
















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